SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2026 (April 27, 2026)

LCNB CORP.
(Exact name of Registrant as specified in its Charter)

Ohio	001-35292	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 932-1414

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	LCNB	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of the shareholders of LCNB was held on April 27, 2026. At the meeting, the following items were voted on by the shareholders of LCNB:

1.	Electing Class III to serve until the 2029 annual meeting;

2.	Advisory vote approving the compensation of our named executive officers; and

3.	Ratifying the appointment of Plante & Moran, PLLC as the independent registered accounting firm for LCNB for the fiscal year ending December 31, 2026.

The following nominees were elected as Class III directors by the votes indicated below. In addition to the votes reported below, there were 2,991,146 broker non-votes on the proposal for the election of each director.

Director	For	Withheld
William H. Kaufman	7,511,322	347,162
Mary E. Bradford	7,523,665	334,819
William G. Huddle	7,693,155	165,329
Craig M. Johnson	7,525,388	333,096

The outcome of the advisory vote approving the compensation of our named executive officers is indicated below. In addition to the votes reported below, there were 2,991,146 broker non-votes on this proposal.

For	Against	Abstain
7,082,511	412,126	363,847

The ratification of the appointment of Plante & Moran, PLLC as the independent registered accounting firm for LCNB was approved by the votes indicated below.  There were no broker non-votes on this proposal.

For	Against	Abstain
10,679,369	71,764	98,497

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: April 30, 2026	By: /s/ Andrew Wallace
Andrew Wallace Chief Financial Officer